Exhibit 10.56

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT TO THE
COLLABORATION AND LICENSE AGREEMENT OF 7 SEPTEMBER 2006
This First Amendment to the Collaboration and License Agreement of 7 September 2006 (the “First Amendment”) is entered into and is effective as of 22 March, 2010 by and between Ipsen Biopharm Limited, a company organized and existing under the laws of England and Wales, with registered offices located at Ash Road, Wrexham Industrial Estate, Wrexham LL13 9UF, United Kingdom (“Ipsen”)1 and GTx, Inc., a Delaware corporation having its principal place of business at 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103 (“GTx”), each on behalf of itself and its Affiliates (Ipsen and GTx, collectively, the “Parties” and individually a “Party”).
WHEREAS, Ipsen and GTx entered into the Collaboration and License Agreement on 7 September 2006 (the “License Agreement”) which, among other things, provides for certain terms and conditions relating to the conduct of certain development activities for the purpose of obtaining Regulatory Approvals in the United States of America and its territories and possessions (“US”) and in the European Territory for the Initial Products in certain indications, including the ADT Indication and the PIN Indication, for Commercialization Activities by Ipsen of the Licensed Product in the European Territory (as such capitalized terms are as defined either in the License Agreement or in this First Amendment).
WHEREAS, GTx is currently the sponsor of an NDA for toremifene 80 mg for the prevention of bone fractures and serious side effects in men with prostate cancer on androgen deprivation therapy, identified in the License Agreement as being within the scope of the ADT Indication.
WHEREAS, the FDA has requested that an additional Phase III Clinical Study of toremifene 80mg for the ADT Indication be conducted by GTx for the obtaining of Regulatory Approval in the ADT Indication in the US (the “Additional Phase III Study”).
WHEREAS, Ipsen desires that GTx continue development of, obtain Regulatory Approval for, and market the Licensed Product in the US and Ipsen desires to continue development of, obtain Regulatory Approval for, and market the Licensed Product in the European Territory and in certain other territories identified herein.
WHEREAS, Ipsen and GTx have agreed to collaborate in the design of the Additional Phase III Study to gain Regulatory Approvals by the FDA and the EMEA, and to get input from the FDA on the protocol for the Additional Phase III Study to better ascertain the FDA’s commitment that the Additional Phase III Study will be sufficient to support Regulatory Approval in the US, assuming the study achieves the agreed upon efficacy endpoints and the product candidate is determined to be safe. The Additional Phase III study design and expected timelines as estimated as of the Signature Date are described at Appendix C attached hereto.

[1]
On 1st January 2010, Ipsen Biopharm Limited acquired the business and assets of Ipsen Developments Limited (formerly known as Ipsen Limited), the entity that entered into the Collaboration and License Agreement dated 7 September 2006 with GTx. With effect as from 1st January 2010, Ipsen Biopharm Limited became entitled to the benefits and assumes all obligations of Ipsen Developments Limited (formerly known as Ipsen Limited) under the Collaboration and License Agreement.

WHEREAS, GTx has sought from Ipsen an Additional Milestone Payment in consideration of additional rights granted hereunder, including but not limited to expanding Ipsen’s territory and co-promoting the Licensed Product in the ADT Indication in the US; and Ipsen desires to effect payment in respect thereof.
WHEREAS, the Parties considered the necessity of amending their rights and obligations under the License Agreement subject to the terms and conditions of this First Amendment.
WHEREAS, the License Agreement and this First Amendment shall be considered as the Parties’ whole agreement (the “Agreement”) as of the Signature Date of this First Amendment.
NOW THEREFORE IN CONSIDERATION OF THE PREMISES SET FORTH ABOVE AND INTENDING TO BE LEGALLY BOUND, THE PARTIES HAVE AGREED AS FOLLOWS:
SECTION 1: DEFINITION
1. The following term used in this First Amendment have the meaning indicated below :
1.1	“Additional Milestone Payment” shall have the meaning ascribed to it in Section 2 of this First Amendment.
1.2	“Additional Phase III Study” shall have the meaning ascribed to it in the Preamble of this First Amendment.
1.3
“Calendar Year” shall begin on January 1st of the calendar year of the Signature Date and “Calendar Quarter” shall mean each of the three consecutive calendar month periods ending March 31, June 30, September 30 and December 31 of such year.

1.4	“€” shall mean European Euro currency.
1.5
“Field” shall have the meaning ascribed to it in Article 5.8(a) of the License Agreement. For the sake of clarity, the side effects of ADT in men with prostate cancer include among others bone fractures.

1.6
“GTx Patent” shall have the meaning prescribed to it in Section 4.1 of this First Amendment. For the avoidance of doubt, “GTx Patent”, as defined herein, shall supersede the definition of GTx Patent defined in the License Agreement. A list of the GTx Patent identified as of the Signature Date is attached hereto as Appendix A to this First Amendment.

1.7	“GTx Territory” shall mean the US and all other parts of the world, except the Ipsen Territory.

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.8
“Ipsen Territory” shall mean the European Territory, Algeria, Tunisia, Morocco, Lebanon, Iran, Saudi Arabia, Egypt, Jordan, Kuwait, UAE, Australia, China, Vietnam, Korea, Taiwan, Thailand, the Philippines and Indonesia. For the avoidance of doubt, “Ipsen Territory”, as defined herein, shall supersede the territory granted under license from GTx to Ipsen as defined as the “European Territory” under the License Agreement.

1.9	“Signature Date” shall mean the last signature date of this First Amendment.
1.10	“US Net Sales” shall have the meaning ascribed to it in Section 4.7(ii) of this First Amendment.
1.10	“US Royalty Payment” shall have the meaning ascribed to it in Section 4.7(i) of this First Amendment.
SECTION 2: ADDITIONAL MILESTONE PAYMENT
2.1.
In consideration of the additional and amended license rights granted to Ipsen by GTx under this First Amendment, Ipsen agrees to pay to GTx an Additional Milestone Payment in the total amount which shall not exceed €42 million (VAT excluded).

2.2.	Such Additional Milestone Payment shall be paid in six installments upon written notification by GTx that the milestone event has occurred, as follows:
(i)	Ipsen shall pay GTx €[ * ] within [ * ] calendar days following notification to Ipsen by GTx of [ * ];
(ii)	Ipsen shall pay GTx €[ * ] within [ * ] calendar days following notification to Ipsen by GTx of [ * ];
(iii)	Ipsen shall pay GTx €[ * ] within [ * ] calendar days following notification to Ipsen by GTx of [ * ];
(iv)	Ipsen shall pay GTx €[ * ] within [ * ] calendar days following notification to Ipsen by GTx of [ * ];
(v)	Ipsen shall pay GTx €[ * ] within [ * ] calendar days following [ * ] and
(vi)	Ipsen shall pay GTx €[ * ] within [ * ] calendar days following [ * ], subject to the following payment adjustment mechanisms:
(a)
In the event the total and final external third party costs for the Additional Phase III Study are known to GTx at the time [ * ], and (a) if such amount (€ X) is [ * ] but [ * ], then [ * ] (i.e., [ * ]); (b) if such amount (€ X) is [ * ] and also [ * ], then [ * ] and [ * ] (i.e., [ * ]).

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)
In the event the total actual amount of the external third party costs for the Additional Phase III Study is unknown to GTx at the time [ * ], GTx shall furnish to Ipsen the final actual external third party costs for the Additional Phase III Study within [ * ] days of the FSR, and [ * ] if the actual total external costs for the Additional Phase III Study are [ * ].

(c)
For the purposes of calculating the total amount of external third party costs that GTx has paid in US dollars for the Additional Phase III Study and whether [ * ] or whether [ * ], all as set forth above in Section 2.2(vi)(a) and (b), the Parties agree that at the end of each Calendar Quarter as the Additional Phase III Study proceeds, GTx shall aggregate that quarter’s actual external third party costs in US dollars and convert such costs into euros € using the middle market spot exchange rate on the last business day of the relevant quarter as published in the New York edition of the Wall Street Journal. GTx shall inform Ipsen of such US dollar and euro equivalent costs within [ * ] days of the end of each quarter. The cumulative total of such quarterly euro amounts paid in respect of the Additional Phase III Study shall be included in the quarterly reports from GTx. At the time that [ * ], as set forth above, GTx will determine the aggregate euro equivalent costs of the Additional Phase III Study [ * ]. This calculation shall be used to determine if [ * ] or whether [ * ] as provided in this Section 2.2 (vi)(a) and (b) above. If [ * ] or if [ * ], the amount of the [ * ] or [ * ], will be the euro [ * ] or [ * ] and will be settled between Ipsen and GTx in euros.

SECTION 3: GTX’S OBLIGATION
3.1.	Additional Phase III Protocol:
GTx commits to conduct the Additional Phase III Study in accordance with the protocol approved by GTx and Ipsen (the “Additional Phase III Protocol”) to ensure that the Additional Phase III Protocol would meet the requirements of the FDA and the EMEA (and other Regulatory Agencies within the Ipsen Territory), unless major safety concerns develop during the Additional Phase III Study or the FDA or other equivalent Regulatory Agency requires that the Study be stopped. GTx acknowledges and agrees that such Additional Phase III Protocol and any and all amendments thereto must be approved by the CMO of Ipsen or any medical appointee designated by the CMO prior to its submission to the FDA for FDA input, which approval by Ipsen shall not be unreasonably delayed or withheld. Upon Ipsen and GTx agreeing on the Additional Phase III Protocol, GTx shall get input from the FDA on such Additional Phase III Protocol to determine FDA’s concurrence that the Additional Phase III Study should be sufficient to support GTx’s NDA for Regulatory Approval in the US. Sufficiency for the purpose of allowing GTx and Ipsen to seek Regulatory Approvals from the FDA and the EMEA (and other Regulatory Agencies within the Ipsen Territory) respectively for the ADT Indication assumes the study achieves the agreed upon efficacy endpoints and the product candidate is found to be safe.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.2.	Study Budget:
(i)
GTx acknowledges and agrees that upon receiving FDA’s comments on the Additional Phase III Protocol, it shall then finalize the Protocol and the associated clinical study budget for all third party external costs for the Additional Phase III Clinical Study (the “Study Budget”) and submit it to the CMO of Ipsen or any medical appointee designated by the CMO for review and approval, which Ipsen agrees to accomplish within [ * ] of its receipt of the Study Budget. The total amount set forth in the Study Budget shall be deemed to be the actual total third party external costs for the Additional Phase III Clinical Study.

(ii)
GTx acknowledges and agrees that upon finalizing the Study Budget with Ipsen, it shall then have the obligation and responsibility to carry out the Additional Phase III Clinical Study of the 80mg toremifene Initial Product to allow GTX and Ipsen to obtain Regulatory Approvals of the product candidate for the ADT Indication from the FDA and the EMEA (and other Regulatory Agencies in the Ipsen territory) respectively.

(iii)
In the event the total third party external costs in the Study Budget approved by GTx and Ipsen exceed the amount of €42 million (VAT excluded) by an amount up to, but not exceeding, [ * ]% of Ipsen’s €42 million Additional Milestone Payment, GTx agrees that it will pay such excess costs. In the event the total third party external costs of the Study Budget approved by GTx and Ipsen are expected to exceed the [ * ]% threshold, GTx shall promptly notify Ipsen of such excess amount accompanied with all relevant supporting documents, copies of all correspondence and responses received by GTx from the relevant Regulatory Agency within sufficient time to allow Ipsen to review and consider the same. The Parties shall then agree to discuss as to whether to initiate the Additional Phase III Study and/or to renegotiate the terms of this First Amendment.

(iv)
For the sake of clarity, once the Study Budget is finalized and approved by GTx and Ipsen and the Additional Phase III Study is initiated, and should the total actual third party external costs exceed the finalized Study Budget, any such excess amount shall be borne by GTx’s only and shall be upon GTx’s sole responsibility unless the Parties shall otherwise agree in writing.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.3.	CRO selection & audit
GTx acknowledges and agrees that the execution of the contract with a global clinical research organization (CRO) to conduct the data management for the Additional Phase III Study [ * ] shall only occur once the Study Budget is finalized with Ipsen. Any CROs to conduct the data management for the Additional Phase III Study and the monitoring of investigations shall be selected by GTx among CROs identified by GTx and acceptable to Ipsen as of the Signature Date. A list of CROs acceptable to both Parties as of the Signature Date is attached hereto at Appendix D and incorporated herein by reference. The Parties agree that such list may be amended by GTx after the Signature Date upon Ipsen’s consultation and approval, which approval shall not be unreasonably withheld of delayed.
Upon Ipsen’s request filed [ * ] days in advance (which shall be not more than once annually and at Ipsen’s own and sole costs), GTx shall permit an independent expert selected by Ipsen and reasonably acceptable to GTx to grant access to, and audit and inspect, during normal business hours any of the CROs conducting the data management and/or the monitoring of investigation to assess compliance with GCP standards and applicable regulatory requirements.

3.4.	Statistical Analytical Plan and the Final Study Report:
GTx acknowledges and agrees that the Statistical Analytical Plan (SAP) and any and all amendments thereto must be approved in advance of the submission to the FDA by the CMO of Ipsen or any medical appointee designated by such CMO, each review and each approval process of which shall be concluded within [ * ] days of the receipt thereof. GTx further acknowledges and agrees that the Final Study Report (FSR) shall be provided to the CMO of Ipsen or any medical appointee designated by the CMO for his/her review and approval prior to GTx’s submission of such documents to FDA as a part of its NDA. Ipsen agrees that each review and each approval of the FSR shall be concluded within [ * ] days of its receipt thereof.

3.5.	Integrated Summary of Safety and Integrated Summary of Efficacy:
Additionally, the NDA Integrated Summary of Safety (ISS) and Integrated Summary of Efficacy (ISE) will be both submitted to the CMO of Ipsen or any medical appointee designated by such CMO for his/her comments. GTx shall make its best efforts to include Ipsen’s comments in the final ISS and ISE. Ipsen agrees that its comments on the ISS and ISE shall be concluded, within [ * ] days of their receipt thereof.
3.6.
All notices and communication under Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall be made in writing and delivered by hand, facsimile, registered mail or email (with the sending party keeping the mechanical print-out registering the sending) as follows:

Ipsen Pharma SAS
65, Quai George Gorse
92100 Boulogne Billancourt
France
Tel: +33.(0)1.58.33.50.00
Fax: +33.(0)1.58.33.50.15
Attn: Corporate Legal Affairs, General Counsel

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.7.	Records and Audit Right:
During the term of the Additional Phase III Study and until the completion of the Phase III Final Study Report, GTx shall be responsible for maintaining a complete, accurate and detailed account of all third party external costs expended for the Additional Phase III Study. For the sake of clarity, the costs expended for such Additional Phase III Study shall [ * ] and shall [ * ]. GTx shall furnish to Ipsen a detailed written report of such expended external costs within [ * ] days of the end of each Calendar Quarter period. Upon Ipsen’s request, which shall be sent with at least [ * ] day prior written notice, Ipsen will have the right not more than once per calendar year to have an inspection during ordinary business hours conducted at Ipsen’s sole cost and expense by an independent certified accounting firm of an internationally recognized standing selected by Ipsen and to which GTx has no reasonable objection, of such GTx’s records, books and accounts as may be necessary to verify the accuracy of information submitted in respect of the costs incurred by GTx in connection with the Additional Phase III Study [ * ]. In case any discrepancy is found by the independent accountant in the total actual external Third Party costs incurred by GTx for the Additional Phase III Study, which findings shall be made in writing and communicated to the Parties as a final and binding investigation report, the Parties agree to [ * ] so that [ * ]. The amount of [ * ] as determined by the independent accountant shall be [ * ] within [ * ] calendar days after [ * ] the final investigation report of the independent accountant.
SECTION 4: IPSEN’S RIGHTS

4.1.	Ipsen Territory:
The Parties agree that Ipsen’s rights granted by GTx pursuant to the License Agreement and this First Amendment shall be extended to the Ipsen Territory. For the sake of clarity, Ipsen shall have, and GTx agrees to grant, pursuant to Article 5 of the License Agreement: (i) a non-exclusive royalty-free license to develop the Licensed Product for any Indication under the GTx Know-how and GTx Patent as well as (ii) an exclusive, royalty-bearing license to conduct Commercialization Activities, including the right to sublicense, within the Ipsen Territory for any Indication under the GTx Patent, GTx Know-how and the Licensed Trademark. In accordance with the Parties’ agreement to extend the licensed territory, the Parties agree that Exhibit A to the License Agreement related to all Patents and Patent Applications Controlled by GTx in the European Territory which Cover the Licensed Products shall be amended in the form as attached hereto at Appendix A as a new Exhibit A and incorporated herein by reference, to include all Patents and Patent Applications Controlled by GTx in the Ipsen Territory (the “GTx Patent”).

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.2.	Ipsen’s Release of ADT Milestone Payments:
GTx acknowledges and agrees that Ipsen shall be irrevocably, perpetually and fully released from the milestone payment obligations set forth in Article 3.2(4) and (6) of the License Agreement related to the ADT Indication that are pending as of the Signature Date:

Released
Released Milestone Payment	Payment
4. Filing with the EMEA or with the relevant Regulatory Agency [ * ] for Regulatory Approval of [ * ]	€	[ *	]
6. Obtaining a Regulatory Approval by the EMEA/European Commission or by the Regulatory Agency [ * ] of [ * ]	€	[ *	]
For the sake of clarity, the above-listed milestone payments shall no longer be due by Ipsen and owed to GTx under Article 3.2 of the License Agreement for the ADT Indication.

4.3.	Ipsen’s Release of Pricing Milestone Payments:
GTx acknowledges and agrees that Ipsen shall be irrevocably, perpetually and fully released from its milestone payment obligation as set forth in Article 3.2(7) of the License Agreement related to the pricing of toremifene in the ADT Indication or in the PIN Indication that is pending as of the Signature Date:

Released
Released Milestone Payment	Payment
7. On a [ * ] basis, the determination by the relevant Regulatory Agency of a List Price for [ * ]	€ [ *	]

4.4.	Reduction of Royalty Payment:
From and after the date hereof, GTx and Ipsen acknowledge and agree that Ipsen’s obligation to make quarterly Royalty Payments on Net Sales of the Licensed Product in the Ipsen Territory in the ADT Indication (i.e., including the prevention of bone fractures in men with prostate cancer on ADT), will be reduced to a fixed Base Royalty Rate of 12%. In accordance with the agreements contained herein, the Parties hereto agree that Article 3.4 of the License Agreement shall be amended by deleting the article in its entirety and substituting in lieu thereof a new Article 3.4 set forth in Appendix B attached hereto and made a part hereof.

4.5.	Use of Additional Phase III Data:
GTx acknowledges and agrees that Ipsen shall be authorized and have the right to use, without payment of any additional costs, all data generated during the Additional Phase III Study in the Ipsen Territory for purposes of, but not limited to, obtaining and maintaining Regulatory Approvals in the ADT Indication and PIN Indication within the Ipsen Territory.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.6.	Co-promotion Rights:
(i)
GTx agrees to grant to Ipsen an exclusive right, unless otherwise agreed by the Parties, to co-promote with GTx the Licensed Product in the US in the ADT Indication, which co-promotion right shall be [ * ] in accordance with the terms and conditions of a co-promotion agreement that shall be negotiated in good faith between the Parties. The Parties agree that the negotiation to enter into a definitive co-promotion agreement shall not be initiated prior to the earlier to occur of either of the following two events: (i) [ * ] or [ * ] of [ * ] of the [ * ] for the [ * ], or (ii) [ * ] days following [ * ] of the [ * ] the [ * ] for the [ * ]. The Parties shall, among others, agree that in the framework of the co-promotion agreement between the Parties in the US, Ipsen shall [ * ] in the [ * ] for the [ * ]. Additionally, the Parties shall, among others, agree that Ipsen may [ * ] through [ * ] but [ * ] for [ * ] or [ * ] of [ * ] with a [ * ], which [ * ] or [ * ].

(ii)
In the event the Parties are unable to enter into a final and binding co-promotion agreement upon mutually acceptable terms, or should Ipsen decide to opt-out of its right to co-promote with GTx the Licensed Product in the US in the ADT Indication, which right to opt-out shall be exercised (a) within [ * ] days following the [ * ] or [ * ] of [ * ] of the [ * ] for the [ * ], or (b) within [ * ] days following the [ * ] of the [ * ] the [ * ] as [ * ] for the [ * ] for the [ * ] in the event the [ * ] shall [ * ] or [ * ] of [ * ] of the [ * ] for the [ * ] (the “Opt-Out Election”), GTx shall pay to Ipsen running royalty payments on Net Sales in the US (the “US Net Sales”) for Licensed Product in the ADT Indication in accordance with Sections 4.7 and 4.8(ii)(e) hereof.

4.7.	GTx’s Payment of Running Royalties to Ipsen on US Net Sales:
(i)
In the event the Parties fail to enter into a final and binding co-promotion agreement upon mutually acceptable terms, or should Ipsen exercise its Opt-Out Election, GTx acknowledges and agrees that GTx shall pay to Ipsen running royalty payments in US dollars on US Net Sales of the Licensed Product for the ADT Indication (“US Royalty Payment”), until the later to occur of, but in no event earlier than [ * ]: (a) the last to expire of a Valid Patent Claim in the US or (b) marketing exclusivity for the ADT Indication in the US as follows:

Annual US Net Sales	Royalty
< $ [ * ]	[ *	]%
Between $[ * ] and $[ * ]	[ *	]%
Between $[ * ] and $[ * ]	[ *	]%
Between $[ * ] and $[ * ]	[ *	]%
> $[ * ]	[ *	]%
The US Royalty Payment due to Ipsen on account of US Net Sales shall be payable by GTx within [ * ] days of the end of each Calendar Quarter for which royalty payments are owed, accompanied by a quarterly report providing in reasonable detail in quantity and value an accounting of the US Net Sales made during such Calendar Quarter. Furthermore, Article 11.4 of the License Agreement (i.e., records and audit rights) shall apply mutatis mutandis to Ipsen’s right to verify the accuracy of GTx’s reports for the calculation of US Net Sales of the Licensed Product for the ADT Indication.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii)
US Net Sales means, consistently applied across the GTx pharmaceutical product line, the gross sales received by GTx, its Affiliates, sub-licensees (including GTx’s co-promotion and/or co-marketing partners) to Third Parties for the Licensed Product in the ADT Indication in the US, less:

(a)	credits and allowances or adjustments granted to customers on account of rejections, recalls or returns of Licensed Product in the ADT Indication previously sold;
(b)
any customary and reasonable trade and cash discounts, any customary service fees paid to Third Party wholesalers (which are not Affiliates of GTx), and any credits, rebates and charge backs paid to managed care and government agencies, granted in connection with the distribution or sale of Licensed Product in the ADT Indication;

(c)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales; and
(d)	outbound transportation prepaid or allowed, amounts allowed or credited on returns, export licenses, import duties, value added tax, and prepaid freight.
For the sake of clarity, Sales of Licensed Product in the ADT Indication by and between GTx and its Affiliates, sublicensees are not sales to Third Parties and shall be excluded from the US Net Sales calculations for all purposes. Sales of Licensed Product in the ADT Indication for use in conducting clinical trials of Licensed Product candidates in order to obtain applicable Regulatory Approval of the Licensed Product shall be excluded from the US Net Sales calculations for all purposes.

4.8.	Ipsen’s Release of PIN Milestone Payments:
(i)
Within the time-period of Article 4.2(e)(i) of the License Agreement, Ipsen shall retain the right to elect license rights to the Licensed Products for the PIN Indication against payment of the Election Fee and Past Initial Development Expenses set forth in Article 4.2(e)(iii) of the License Agreement and against payment of Milestone Payments provided in Article 3.2 of the License Agreement that are applicable to the PIN Indication.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii)
In the event Ipsen intends to exercise its PIN Election, it shall notify GTx of its intent to do so within the time period prescribed in the License Agreement. If Ipsen shall exercise its Opt-Out Election or the Parties shall then fail to enter into a final and binding co-promotion agreement upon mutually acceptable terms, then Ipsen shall have right to elect either (i) to make the payments to GTx on account of the PIN Election calculated in accordance with Article 4.2(e)(iii) of the License Agreement (the “PIN Election Payments”) or (ii) to have the terms and provisions of Article 4.2(e)(iii) of the License Agreement amended in the following particulars (the “PIN Amendment Right”), as follows:

(a)	Ipsen shall be fully, irrevocably and perpetually released by GTx from paying the Election Fee set forth in Article 4.2(e)(iii) of the License Agreement,
(b)	Ipsen shall be fully, irrevocably and perpetually released by GTx from paying the Past Initial Development Expenses set forth in Article 4.2(e)(iii) of the License Agreement,
(c)	Ipsen shall be fully, irrevocably and perpetually released by GTx from paying the Joint Initial Development Expenses set forth in Article 4.2(f)(iii)(2) of the License Agreement,
(d)
Ipsen shall be fully, irrevocably and perpetually released by GTx from all milestone payments set forth in Article 3.2(2), (3), (5) and (8) of the License Agreement related to the PIN Indication that are pending as of the Signature Date:

Released Milestone Payment	Released Payment
2. Achievement of [ * ]	€	[ *	]
3. Filing with the EMEA or with the relevant Regulatory Agency [ * ] for Regulatory Approval of [ * ]	€	[ *	]
5. Obtaining a Regulatory Approval by the EMEA/European Commission or by the Regulatory Agency [ * ] of [ * ]	€	[ *	]
8. Obtaining a Regulatory Approval [ * ] for a diagnostic test for [ * ]	€	[ *	]
For the sake of clarity, the pricing milestone payment related to the pricing of toremifene in the PIN Indication listed as payment #7 in Article 3.2 of the License Agreement shall no longer be due by Ipsen and owed to GTx pursuant to Section 4.3 above.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)
If Ipsen shall exercise the PIN Election and Ipsen shall have exercised its Opt-Out Election as set forth in Section 4.6 above or the Parties shall have failed to enter into a final and binding co-promotion agreement upon mutually acceptable terms, and Ipsen shall have elected the PIN Amendment Right described in Section 4.8(ii) above, the US Royalty Payment by GTx to Ipsen on US Net Sales, as set forth in Section 4.7 above for the ADT Indication, shall be reduced as follows:

Annual US Net Sales	Royalty
< $[ * ]	[ *	]%
Between $[ * ] and $[ * ]	[ *	]%
Between $[ * ] and $[ * ]	[ *	]%
Between $[ * ] and $[ * ]	[ *	]%
> $[ * ]	[ *	]%
(f)
For the sake of clarity, at the time of the PIN Election, in lieu of paying the PIN Election Payments to GTx, Ipsen can elect to have the US Royalty Payment reduced as set forth in subsection (e) above. If the Parties shall also enter into a final and binding co-promotion agreement, Ipsen agrees that it shall then not be entitled to receive any of the US Royalty Payment set forth in Section 4.7 hereof from GTx. If Ipsen shall not exercise the PIN Election, the Parties shall determine [ * ] the amount of the [ * ] US Royalty Payment that would be appropriate to support a co-promotion agreement that the Parties may then negotiate.

4.9.	Ipsen’s Right of First Negotiation to GTx-758:
(i)
GTx shall have the sole responsibility to develop GTx-758, a ER alpha agonist. GTx aims at developing GTx-758 as an alternative treatment to LHRH-a (e.g., leuprolide, triptoreline) in the treatment of prostate cancer with a better safety profile. The Parties acknowledge and agree that GTx shall consider Ipsen as its preferential partner for the development, marketing, sale and distribution of GTx-758 in the Ipsen Territory, and in this regard, GTx hereby grants to Ipsen a right of first negotiation to enter into good faith negotiations with GTx for the period hereinafter stated for an exclusive royalty-bearing license to conduct Commercialization Activities for GTx-758 in the Ipsen Territory upon such terms and conditions as the Parties may reasonably agree in a definitive agreement.

(ii)
GTx shall not, either by itself or by or through any of its directors, officers, subsidiary, representative, agent, or otherwise, directly or indirectly, engage in negotiations with any third party relating to the development, marketing, sale and distribution of GTx-758 in the Ipsen Territory until Ipsen shall have failed to meet any of the time periods set forth in this Section 4.9(iv), including the Parties failing to enter into a definitive and binding agreement for an exclusive royalty-bearing license to conduct Commercialization Activities for GTx-758 in the Ipsen Territory or Ipsen shall have waived its right to pursue its first right of negotiation. Notwithstanding the foregoing, nothing herein shall prevent GTx from entering into discussions with a Third Party interested in a transaction for GTx-758 in the GTx Territory.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(iii)
GTx acknowledges that it is its intent to complete a Phase IIb clinical study for GTx-758 assessing efficacy (including [ * ]) and treatment safety profile (including [ * ]), with a current estimated completion date for the clinical study in [ * ]. Upon completion of such Phase IIb clinical study, GTx shall furnish to Ipsen the TFL, the draft study report and such additional information and data as Ipsen shall reasonably request at the time of its receipt of the TFL and draft study report for Ipsen to assess GTx-758 and make a decision to exercise its right of first negotiation. Such additional information and data available to GTx shall include all information developed at that time, including CMC, preclinical pharmacology, toxicology, IND, clinical data, regulatory agency correspondence and market research information, if available.

(iv)
Within [ * ] days of receipt by Ipsen of the last of the information and data described in Section 4.9(ii) above, Ipsen shall notify GTx in writing of its desire to negotiate a definitive agreement for an exclusive royalty-bearing license to conduct Commercialization Activities for GTx-758 in the Ipsen Territory and it will also then furnish GTx with a non binding term sheet setting forth the material financial terms of its proposal. If Ipsen so notifies GTx, the Parties agree to enter into good faith negotiations with the aim to finalize and execute a definitive agreement for the exclusive royalty-bearing license rights to GTx -758 within an additional period that shall in no event exceed [ * ] days from GTx’s receipt of such notice unless the time-period is extended by mutual agreement of the Parties. [ * ], if either [ * ] shall [ * ] to [ * ] of [ * ] to [ * ] for a [ * ] within the [ * ] and [ * ] the [ * ] for [ * ] or if [ * ] shall [ * ] to [ * ] and [ * ] a [ * ] within the [ * ], [ * ] shall [ * ] or [ * ] to [ * ] hereunder.

(v)
[ * ], in the event of a [ * ] of [ * ] prior to [ * ], [ * ] acknowledges and agrees that [ * ], as set forth in [ * ], shall [ * ] if [ * ] or the [ * ] a [ * ] in [ * ] in [ * ] within [ * ] days of the [ * ] of the [ * ] event that [ * ] to [ * ] described in [ * ] in the [ * ] of the [ * ]:

(a)	in the [ * ] (as [ * ] defined in the License Agreement), if the [ * ] and [ * ] that [ * ] that [ * ] in [ * ];
(b)	in [ * ], if the [ * ] and [ * ] that [ * ] that [ * ] in [ * ];
(c)	in [ * ], if the [ * ] and [ * ] that [ * ] that [ * ] in [ * ].
(d)
In the event the [ * ] and [ * ] that [ * ] that [ * ] in [ * ] of the [ * ] in [ * ], then [ * ] described in [ * ] shall [ * ] in the [ * ]. For the sake of clarity, [ * ] under this Section 4.9(v) shall mean [ * ] of the [ * ] in [ * ] listed in [ * ] which [ * ] or [ * ] the [ * ].

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SECTION 5: BANKRUPTCY
5.1
In the event of occurrence during the Additional Phase III Study of GTx’s bankruptcy or a petition against GTx under any bankruptcy, insolvency or similar laws not being dismissed within the applicable period of time, Ipsen shall have the right to elect to conduct or continue the development of the Additional Phase III Study for purposes of, but not limited to, obtaining and maintaining Regulatory Approvals in the ADT Indication within the Ipsen Territory.

5.2
In the event Ipsen exercises its right to terminate the Agreement pursuant to Article 12.4 of the License Agreement due to GTx’s bankruptcy or due to a petition against GTx under any bankruptcy, insolvency or similar laws not being dismissed within the applicable period of time, whether during the Pre-Clinical, Clinical Study, or Post-Marketing Phases, Ipsen will [ * ], to the extent permitted under relevant applicable law:

(a)	[ * ] and [ * ] (whether or not [ * ]); and
(b)	[ * ] and [ * ].
Such [ * ] shall [ * ] as of the effective termination date, or if [ * ], from the [ * ] on a country by country basis or on an Indication by Indication basis.
SECTION 6: MISCELLANEOUS
6.1
GTx expressly represents and warrants that no consent is required to be obtained from UTRF and Orion under the GTx Licenses relating to the execution of this First Amendment, including the extension of the Territory to be granted to Ipsen. After execution of this First Agreement, GTx agrees to assist Ipsen in entering into negotiations with Orion to finalize and execute an amendment to the Partial Assignment of Amended and Restated License & Supply Agreement that shall be executed among GTx, Ipsen and Orion pertaining to the manufacture and the supply of Licensed Product for the extended licensed territory.

6.2
Except as modified herein, the terms and conditions of the License Agreement shall remain in full force and effect. In the event of conflict between the terms of the First Amendment and the License Agreement, the terms of the First Amendment shall govern.

6.3	In the event of termination of this First Amendment, the terms of the License Agreement shall be enforceable as originally executed unless otherwise agreed to by the Parties in writing.
6.4	Unless earlier terminated, this First Amendment shall expire or terminate upon the expiration or termination date of the License Agreement.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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This First Amendment may be executed in one or more counterparts, each of which is an original but all of which together constitute one and same instrument.

Ipsen Biopharm Ltd.	GTx, Inc.

/s/ Christian de la Tour Christian de la Tour	/s/ Mitchell S. Steiner, M.D. Name: Mitchell S. Steiner, M.D.
Chairman	Title: CEO
Date: 22 March 2010	Date: 03/22/2010

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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APPENDIX A
AMENDED EXHIBIT A
Patents & Patent Applications Controlled by GTx, Inc.
in the Ipsen Territory which cover the Licensed Products
[ * ]

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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APPENDIX B
New Article 3.4 of the Collaboration and License Agreement
3.4 Royalty Payments.
(a) In consideration for the rights granted to Ipsen under this Agreement, Ipsen shall pay to GTx running royalty payments, determined as follows (the “Royalty Payment”):
(i) ADT Royalty Payment. For the first calendar year as from the first Launch Date of the toremifene 80mg Licensed Product in the Ipsen Territory for the ADT Indication, Ipsen shall pay, on a country-by-country basis, a Royalty Payment equal to 12% of Net Sales.
(ii) PIN Royalty Payment. For the first calendar year as from the first Launch Date of the Licensed Product in the Ipsen Territory (“Y1”) for the PIN Indication, Ipsen shall pay, on a country-by-country basis, a Royalty Payment equal to the applicable royalty rates set forth in this Section 3.4(a)(ii) (the “Base Royalty Rate”), multiplied by the Net Sales of Licensed Product for the PIN Indication (the “PIN Base Royalty rate”).
(A) the PIN Base Royalty shall be equal to the greater of [ * ]% and F, where F is the result of the following calculation:
F = [ * ],
Where [ * ] is equal to [ * ] of [ * ] forecasted by Ipsen for Y1, [ * ] the corresponding number of [ * ] that [ * ].
For the purposes of calculating [ * ] for the PIN Indications for the initial calculation of the PIN Base Royalty, Ipsen shall update its forecast based upon the actual [ * ] received from each of the appropriate agencies within the Ipsen Territory upon receiving [ * ] for products that have launched in the first quarter when the Royalty Payment is due.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(iii) Within [ * ] days as from the end of the Y1, Ipsen shall determine the following amounts:
•	“A” which is equal to the aggregate annual Net Sales of the Licensed Product for the PIN Indication of Y1, multiplied by the following royalty rates:

For annual aggregate Net Sales of Licensed Products for the PIN Indication in the Ipsen Territory, up to and including [ * ] Euros	[ * ]%

For annual aggregate Net Sales of Licensed Products for the PIN Indication in the Ipsen Territory greater than [ * ] Euros and equal to or less than [ * ] Euros	[ * ]%

For annual aggregate Net Sales of Licensed Products for the PIN Indication in the Ipsen Territory greater than [ * ] Euros and equal to or less than [ * ] Euros	[ * ]%

For annual aggregate Net Sales of Licensed Products for the PIN Indication in the Ipsen Territory greater than [ * ] Euros	[ * ]%
•	“B” which is equal to [ * ]
•
“PIN Supply Price” for the European Territory being equal to (a) [ * ] in [ * ], (b) [ * ] in the rest of the European Territory outside of [ * ]. Such PIN Supply Prices shall be [ * ] for the [ * ] in any instances in accordance with [ * ] and [ * ] only as direct application of Section [ * ] of the [ * ] with respect to the [ * ] and [ * ] of the [ * ], as [ * ] pursuant to the [ * ]; provided however, for purposes hereof, nothing herein shall be construed to require [ * ] if Ipsen shall [ * ] to [ * ] the [ * ] for the [ * ] pursuant to Section [ * ] of [ * ] to the [ * ] of the [ * ] as of the [ * ] and (c) [ * ] in the Ipsen Territory, excluding the European Territory.

•
“C” which is equal to [ * ]. For clarity, C includes [ * ]. If [ * ] in the Ipsen Territory (excluding the European Territory), the PIN Supply Price in the Ipsen Territory (excluding the European Territory), for calculation of the PIN Royalty Payment shall be the amount as defined at (c) above [ * ].

(A) In the event B is superior to C, then:
(i) Ipsen shall [ * ];
(ii) For the following year (Y2), the Base Royalty Rates shall be [ * ] in order to [ * ]. Ipsen shall calculate an amount for the new PIN Base Royalty Rate so that [ * ]. In other words, the new PIN Base Royalty would be determined so that: [ * ]. In determining the new Base Royalty Rates for Y2, Ipsen shall use all of the data available to it at the end of Y1, including actual pricing and sales information.
(B) In the event B is inferior to C, then:
(i) Ipsen may [ * ] and [ * ] as appropriate, [ * ].

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii) For the following year (Y2), the Base Royalty Rates shall be [ * ] in order to [ * ]. Ipsen shall calculate an amount for the new PIN Base Royalty Rate so that [ * ]. In other words, the new PIN Base Royalty would be determined so that: [ * ]. In no event can the new PIN Base Royalty Rate be [ * ]. In determining the new Base Royalty Rates for Y2, Ipsen shall use all of the data available to it at the end of Y1, including actual pricing and sales information.
For the following calendar years (“Y”) (notwithstanding the Offset set forth above):
(A) quarterly Royalty Payments are determined using the new Base Royalty Rates applicable for that year;
(B) within [ * ] as from the end of year Y, A, B and C shall be calculated with respect to the concerned year Y using the Base Royalty Rates and Net Sales applicable for year Y;
(C) Ipsen shall [ * ] if [ * ];
(D) Ipsen may [ * ] and [ * ] as appropriate, [ * ] if [ * ];
(E) the Base Royalty Rates applicable to Y+1 shall be [ * ] in accordance with sections (A) (ii) or (B) (ii) above, where in each subsequent year the Base Royalty Rates shall be [ * ] in order to [ * ] by changing the Base Royalty Rates so that [ * ]. In other words, the new PIN Base Royalty Rate would be determined so that: [ * ]. In no event can the new PIN Base Royalty Rate be [ * ].
Examples Rates are attached hereto as Exhibit A1 for purposes of further clarification for the calculations described in this Section 3.4.
(b) Generic Competition. If a Generic is sold in any Major Country of the European Territory and for two (2) succeeding calendar quarters the sales of such Generic in that country equal or exceed [ * ] of the Net Sales of Licensed Products (calculated on a unit basis) in that country by Ipsen, its Affiliates or sublicensees, then the Royalty Payments shall be reduced to [ * ] of the amount of the Royalty Payment otherwise due to GTx on account of Net Sales of such Licensed Product for the ADT Indication or [ * ] of the amount of the Royalty Payment otherwise due to GTx on account of Net Sales of such Licensed Product for the PIN Indication in such country, with such reduction to be applicable to the immediately succeeding calendar quarters only.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) Dominating Patents. If (i) Ipsen would be prevented from developing, using, selling, or importing the Licensed Products in any country of the European Territory on the grounds that by doing so they would infringe one (or more) Dominating Patent held by a Third Party in said country and (ii) Ipsen licenses rights to such Dominating Patent in said country, then [ * ] of any royalties on Licensed Products sales paid by Ipsen to such Third Party in any calendar year in such country with respect to such Dominating Patent shall be deducted from any Royalty Payments payable to GTx by Ipsen in such calendar year (the “Royalty Reduction”), provided, however, that (i) such Dominating Patent relates solely to [ * ] and (ii) GTx has been informed of the Dominating Patent and has had an opportunity to provide input on any related discussion of whether to license such Dominating Patent and negotiation of royalty rates; and (iii) subject to the warranties and representations made by GTx under Section 10.1 (b) of the License Agreement, the amount of the Royalty Reduction in any calendar year shall not exceed [ * ] of the Royalty Payments (the “Royalty Reduction Cap”) that would have otherwise been payable by Ipsen to GTx for such calendar year and for such country. Any amount of the Royalty Reduction which is not offset against Royalty Payments due to GTx from Ipsen (because it exceeds the Royalty Reduction Cap) shall be carried forward to and deducted in subsequent calendar years until the expiration of the Royalty Term.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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APPENDIX C
Additional Phase III top-line study design and expected timelines
(as estimated as of the Signature Date)
•	[ * ], randomized, double-blind, placebo-controlled, multi-centre study, in patients [ * ]
•	[ * ]
•	Population
•	[ * ]
•	Drop-out rate assumed at [ * ]

•	Primary end point
•	[ * ]
•	Secondary end point Efficacy
•	[ * ]
•	Secondary end points Safety
•	[ * ]
•	Estimated Timelines
•	First Patient First Visit — [ * ]
•	Last Patient First Visit — [ * ]
•	Last Patient Last Visit — [ * ]
•	Tables, Listings, Figures — [ * ]
•	Final Study Report — [ * ]
•	Regulatory Filing — [ * ]

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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APPENDIX D
List of Clinical Research Organizations
The CROs in charge of data management and/or of monitoring of investigations shall be selected among the following list below:
[ * ]
The CRO in charge of medical publications and writings shall deliver eCRF that meets specifications and requirements of the FDA and the EMEA.

[ * ] =
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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